SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
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                                  FORM 8-K


                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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      Date of report (Date of earliest event reported): March 6, 2002


                      CITIZENS COMMUNICATIONS COMPANY
             (Exact Name of Registrant as Specified in Charter)


       Delaware                        001-11001              06-0619596
(State of Other Jurisdiction of     (Commission File      (IRS Employer
Incorporation)                       Number)               Identification No.)


   3 High Ridge Park, Stamford, Connecticut                            06905
   (Address of Principal Executive Offices)                         (Zip Code)


                               (203) 614-5600
            (Registrant's telephone number, including area code)



Item 5.  Other Events.

         (a) Adoption of Rights Plan.

         The Board of Directors of Citizens Communications Company (the "Company") declared a dividend distribution of one Right for each outstanding share of Company Common Stock to shareholders of record at the close of business on March 6, 2002 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a "Unit") of Series A Participating Preferred Stock, $0.01 par value (the "Series A Preferred Stock"), at a Purchase Price of $47 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of March 6, 2002, between the Company and Mellon Investor Services LLC, as Rights Agent.

         Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earliest to occur of (i) the tenth business day following the date (the "Stock Acquisition Date") of the first public announcement by the Company that any person or group has become the beneficial owner of 15% or more of the Common Stock then outstanding (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary, certain persons who inadvertently beneficially own more than 15% of the Common Stock, and stockholders who cross the 15% ownership threshold as a result of repurchases of Common Stock by the Company), (ii) the tenth business day following the commencement of a tender or exchange offer if, upon its consummation, the offeror would become the beneficial owner of 15% or more of the Common Stock then outstanding, or (iii) a merger or other business combination transaction involving the Company. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

         The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York time) on March 6, 2012, unless earlier redeemed, exchanged, extended or terminated by the Company as described below. At no time will the Rights have any voting power.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

         In the event that a Person becomes an Acquiring Person, except pursuant to an offer for all outstanding shares of Common Stock which the majority of the directors who are not affiliated with the offeror determine to be fair and not inadequate to and to otherwise be in the best interests of the Company and its shareholders, after receiving advice from one or more investment banking firms (a "Qualifying Offer"), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

         For example, at an exercise price of $50 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $100 worth of Common Stock (or other consideration, as noted above) for $50. Assuming that the Common Stock had a per share value of $20 at such time, the holder of each valid Right would be entitled to purchase five (5) shares of Common Stock for $50.

         In the event that (i) the Company is acquired in a merger (other than a "clean-up" merger which follows a Qualifying Offer) or other business combination transaction (x) in which the Company is not the surviving entity, (y) in which the Company is the surviving entity and the Common Stock is changed or exchanged or the Common Stock remains outstanding but constitutes less than 50% of the shares outstanding immediately following the merger, or (ii) 50% or more of the Company's assets or earning power is transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

         At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

         At any time until ten business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

         Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable.

         The Rights Agreement specifying the terms of the Rights is being filed with the Securities and Exchange Commission as Exhibit 4 hereto and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

         (b) Amendments to By-Laws.

         On March 6, 2002, the Board of Directors of the Company authorized the adoption of certain amendments to the By-Laws of the Company. The amendments include, among other things: (i) increasing the minimum percentage of the Company's outstanding shares required to call a special meeting of the stockholders, from 33% to 50% and establishing certain timing requirements for calling special meetings requested by stockholders;
(ii) the addition of a provision which requires that a stockholder seeking to have the stockholders of the Company authorize or take corporate action by written consent, request the Board of Directors to fix a record date and requiring the Board to act to fix the record date within 10 days of the request with the record date not being more than 10 days after such Board action; (iii) amending the advance notice provisions, effective immediately following the Company's 2002 annual meeting of shareholders, which require that the Board of Directors receive notice prior to a stockholder seeking to nominate persons for election to the Board of Directors or proposing any matters to a vote of stockholders at any annual or special meeting of stockholders, by setting the notice period at a fixed number of days prior to the anniversary date of the prior year's annual meeting (i.e. not more than 120 nor less than 90 days before such anniversary date); (iv) amending certain provisions with respect to notice of meetings of directors; (v) the addition of a provision which provides for an audit committee of the Board of Directors; and (vi) amending the provision with respect to indemnification of directors and officers by prohibiting indemnification for actions initiated by a director or officer of the Company against the Company without prior approval of the Board of Directors.

         The foregoing summary of such amendments to the Company's By-Laws is qualified in its entirety by the Company's By-Laws as of March 6, 2002, as amended and restated, a copy of which is attached hereto as an exhibit and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

         Exhibit
           No.          Exhibit

           3.1 By-Laws of Citizens Communications Company, as amended on March 6, 2002.

           3.2          Form of Amendment to the By-Laws.

           4 Rights Agreement, dated as of March 6, 2002, between Citizens Communications Company and Mellon Investor Services LLC, as Rights Agent, is incorporated herein by reference to the exhibit to the Company's Registration Statement on Form 8-A, dated March 21, 2002.

          99            Press Release issued by the Company on March 8, 2002.


                                 SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CITIZENS COMMUNICATIONS COMPANY


                                            By: /s/ L. Russell Mitten
                                                ------------------------------
                                               Name:  L. Russell Mitten
                                               Title: Vice President

Date:  March 21, 2002


                               EXHIBIT INDEX

Exhibit No.       Exhibit Name


        3.1 By-Laws of Citizens Communications Company, as amended on March 6, 2002.

        3.2       Form of Amendment to the By-Laws.

        4 Rights Agreement, dated as of March 6, 2002, between Citizens Communications Company and Mellon Investor Services LLC, as Rights Agent, is incorporated herein by reference to the exhibit to the Company's Registration Statement on Form 8-A, dated March 21, 2002.

       99         Press Release issued by the Company on March 8, 2002.